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                                                                  EXHIBIT (6)(e)

                          EXPENSE LIMITATION AGREEMENT

      THIS AGREEMENT is effective as of the 20th day of March 2009, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Strategy Funds, Inc. ("FASF").

      WHEREAS, FASF includes the investment portfolio set forth in Exhibit A hereto (the "Fund"), which offers five classes of shares; and

      WHEREAS, the Advisor wishes to contractually limit fees and reimburse expenses for the Fund through March 31, 2010; and

      WHEREAS, it is in the interests of both the Advisor and the shareholders of the Fund to limit Fund expenses as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Fund to the amounts set forth in Exhibit A hereto (which limits are set forth for the Fund on a class-by-class basis). The Advisor agrees that it may not be reimbursed by FASF for the fees waived by the Advisor under the terms of the agreement. The Advisor agrees to continue the foregoing expense limits through March 31, 2010. Thereafter, any expense limit may be changed upon prior notice to FASF's Board of Directors.

      IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

FAF ADVISORS, INC.                                          FIRST AMERICAN STRATEGY FUNDS, INC.

By:    /s/ Joseph M. Ulrey III                              By:    /s/ Charles D. Gariboldi, Jr.
       ---------------------------------------                     ----------------------------------------
Name:  Joseph M. Ulrey III                                  Name:  Charles D. Gariboldi, Jr.
Title: Chief Financial Officer                              Title: Treasurer

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                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                    EXHIBIT A
                                       TO
                EXPENSE LIMITATION AGREEMENT DATED MARCH 20, 2009

                            EFFECTIVE MARCH 20, 2009

                                                            ANNUAL OPERATING EXPENSE
                                                          LIMITATION AS A PERCENTAGE OF
STRATEGY BALANCED ALLOCATION FUND                           AVERAGE DAILY NET ASSETS
Class A                                                              0.4000%
Class B                                                              1.1500%
Class C                                                              1.1500%
Class R                                                              0.6500%
Class Y                                                              0.1500%